Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

AMENDMENT
TO
MASTER SERVICE AGREEMENT

This Amendment to Master Service Agreement (“Amendment”) is made and entered into as of this 30th day of November 2018 (“Amendment Effective Date”), by and between HostGator.com LLC, (“Customer”) and CyrusOne LLC (“CyrusOne”). CyrusOne and Customer shall be referred to herein, collectively, as the “Parties”. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the MSA, as defined below.
RECITALS
WHEREAS, CyrusOne and Customer are parties to a Master Service Agreement dated June 20, 2013 (collectively the “MSA”); and
WHEREAS, CyrusOne provides colocation services to Customer pursuant to the MSA; and
WHEREAS, the Parties have mutually agreed to amend the MSA in the limited manner set forth below.
NOW THEREFORE, in consideration of the mutual covenants, promises, and consideration set forth in this Amendment, the Parties agree as follows:

1.	Amendments to the MSA

a.	Section 3.6. The last sentence of Section 3.6 is hereby deleted in its entirety and replaced with the following:
“If Customer chooses to terminate under this Section 3.6, the effective termination date shall be one hundred eighty (180) days after Customer provides notice of termination.”

b.	Section 4.1(c). Section 4.1(c) is hereby deleted in its entirety and replaced with the following:

“If Customer fails to cure its breach (other than a payment breach, which is addressed in a) above of any of these terms or conditions in this Agreement, in any Order Form or Acceptable Use Policy within [**] days after written notice thereof provided by CyrusOne.”

c.	Section 5.4. Section 5.4 is hereby deleted in its entirety and replaced with the following:
“Limitation of Liability. Except in the case of a knowing, willful or intentional breach of Section 6 or in connection with CyrusOne’s indemnification obligations under Section 5.5, with respect to all claims or causes of action arising from any actual or alleged breach by CyrusOne of any representation, warranty, term, condition, undertaking or agreement contained in this Agreement or in any way related to Customer’s use of the Services, occupancy of the Colocation Space or presence in the Facility, the remedy available to Customer and any person claiming through the Customer shall be limited to, and CyrusOne’s maximum liability in the aggregate for the entire Term for any and all claims, shall not exceed the greater of (i) the total amount of monthly recurring fees paid by Customer during the twenty-four (24) months immediately preceding the month in which the claim arose; or (ii) $5,000,000.00 (“Damage Cap”); provided, however, the Damage Cap shall be increased to the total amount of Customer’s monthly recurring fees for thirty-six (36) months for claims resulting from CyrusOne’s breach of its obligations set forth in Section 6 (which are not knowing, willful or intentional).”

d.	Section 7.6. The first sentence of Section 7.6 is hereby deleted in its entirety and replaced with the following:
“CyrusOne may not change the [**] without Customer’s prior approval in each instance.”

2.
Incorporation of Amendment. This Amendment shall be incorporated into and made part of the MSA, and all provisions of the MSA not expressly modified or amended hereby shall remain in full force and effect. In the event of a conflict between a provision of the MSA and this Amendment, the provisions of this Amendment will control.

3.
Counterpart. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and together which will constitute one and the same instrument. A validly executed counterpart that is delivered by one party to the other via electronic transmission (a “Counterpart Image”) will be valid and binding to the same extent as one delivered physically, provided that the valid signature is clearly visible in the Counterpart Image.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives to be effective as of the Amendment Effective Date.

CyrusOne LLC

By: /s/ John Gould
Name: John Gould
Title: Executive Vice President, Sales

Hostgator.com LLC

By: /s/ Mike Lillie
Name: Mike Lillie
Title: CIO